 Exhibit 1.01

GlaxoSmithKline plc
Conflict Minerals Report
For the Year Ended December 31, 2018

This report for the year ended December 31, 2018 has been prepared by GlaxoSmithKline plc (together with its consolidated subsidiaries, “GSK”) and is submitted in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), and regulations and guidance issued by the Securities and Exchange Commission (“SEC”) relating to the Rule. The Rule requires certain disclosures if a reporting company manufactures or contracts to manufacture products for which one or more of the following minerals are necessary to the functionality or production of the company’s products: cassiterite; columbite-tantalite (coltan); and wolframite; their derivatives tantalum, tin, and tungsten; and gold (collectively, “3TGs”). These are considered “conflict minerals” under the Rule regardless of their geographic origin and whether or not they fund armed conflict in the Democratic Republic of the Congo or its neighboring countries (the “covered countries”).

This report is available on our website at https://www.gsk.com/en-gb/about-us/policies-codes-and-standards/.

1. Company Overview and Use of 3TGs

GSK is a science-led global healthcare company that researches and develops a broad range of innovative products in three primary areas: Pharmaceuticals, Vaccines and Consumer Healthcare. Our manufacturing network currently includes 76 sites in over 35 countries. We also partner with a network of over 260 external contract manufacturing organizations (“CMOs”) that supply finished products for sale and distribution by GSK. Product formulations include tablets, creams/ointments, inhalers, injections, liquids and sterile products. GSK obtains (i) materials from suppliers for manufacturing purposes and (ii) finished products from CMOs for sales and distribution by GSK.

Pursuant to the Rule, as further described below, we conducted in good faith a technical review of GSK’s products and surveyed our suppliers and CMOs. This review and survey was updated via ongoing monitoring for calendar year 2018 to determine whether 3TGs were present in our products.

GSK’s ongoing monitoring of materials provided by our suppliers covered by the Rule (“In Scope Suppliers”) and of products supplied by our CMOs and covered by the Rule, for which GSK “contracted to manufacture the products,” (as that term is used in the Rule) (“In Scope CMOs”) and the 3TGs declarations provided by such In Scope Suppliers and In Scope CMOs indicate that, for calendar year 2018, (i) three suppliers (the “Applicable Suppliers”) provided us with materials containing 3TGs for manufacturing purposes for the products that we manufacture and (ii) eight  CMOs (the “Applicable CMOs”) provided us with products that contained 3TGs that were necessary to the functionality or production (both the CMO products that we purchase and the products that we manufacture that contain 3TGs are the “2018 covered products”).

2. Reasonable Country of Origin Inquiry

We then conducted in good faith a reasonable country of origin inquiry (“RCOI”) that GSK believes was reasonably designed to determine whether any 3TGs necessary to the functionality or production of our 2018 covered products originated in the covered countries and were not from recycled or scrap sources.

Some 3TGs declarations from Applicable Suppliers and Applicable CMOs that indicated the materials or products they provided to GSK contained 3TGs also indicated that these 3TGs did not come from the covered countries.  Where the source of the 3TGs was unclear from the 3TGs declarations, we sent the Applicable Suppliers and Applicable CMOs the Conflict Minerals Reporting Template (“CMRT”), available through the Responsible Minerals Initiative (“RMI”) or otherwise followed up with them, requesting information regarding the source of the 3TGs in the materials or products they provided to GSK.  For the calendar year 2018, two Applicable Suppliers provided unclear responses to our RCOI and we are continuing to follow up with them, however we have no reason to believe that such suppliers sourced any 3TGs from the covered countries. All of the remaining Applicable Suppliers and Applicable CMOs but one indicated to us that any 3TGs contained in materials or products they provided to GSK did not come from the covered countries. One of the Applicable CMOs indicated that some of the 3TGs contained in the product they provide to GSK, a smoking cessation device, originated in the covered countries.

Due to the source of the 3TGs contained in the products from this one CMO, we concluded from our RCOI that we have reason to believe that some of the 3TGs necessary to the functionality or production of our 2018 covered products originated in the covered countries and were not from recycled or scrap sources. GSK therefore conducted further due diligence on the source and chain of custody of the necessary 3TGs contained in the 2018 covered products.

3. Design of Due Diligence Process

GSK’s due diligence measures were designed to conform with the framework set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (the “OECD Guidance”) and the related supplements for gold and for tin, tantalum and tungsten. Below is a description of the measures that GSK implemented and the diligence we performed.

4. Description of Due Diligence Performed

The due diligence measures we performed are presented below according to the five-step framework established by the OECD.

4.1 Establish Strong Company Management Systems

Internal Management Structure

GSK has a 3TGs Compliance Programme, sponsored by our Chief Financial Officer, that follows the OECD Guidance. It includes a Steering Committee, which monitors compliance with our 3TG policies and our annual reporting obligations. GSK’s Procurement Organisation is responsible for implementing our 3TGs compliance strategy and GSK’s senior management is briefed about the results of our due diligence efforts on a regular basis.

System of Controls and Transparency

GSK has a Third Party Oversight (“TPO”) Standard Operating Procedure that covers the process for managing and identifying risk when GSK engages a third party to provide goods or services. This procedure involves a risk assessment, including questions relating to the presence of 3TGs in any products or materials provided to GSK by a third party. Following this risk assessment, the person responsible for the contract with the relevant third party must also follow the applicable business units’ procedures relating to 3TGs (the “3TGs Programme”) to facilitate compliance with our disclosure obligations under the Rule. Upon adoption of the Rule, we undertook a review of all materials provided by our In Scope Suppliers and products provided by our In Scope CMOs to determine whether 3TGs were present in accordance with the 3TGs Programme.

As discussed above, we monitor and evaluate the materials provided by In Scope Suppliers and the products provided by In Scope CMOs to identify whether these materials or products contain 3TGs.  We update our technical review of the materials and products and request 3TGs declarations from In Scope Suppliers and In Scope CMOs concerning the presence of 3TGs in the materials or products they supply to GSK as needed. The 3TGs declarations explain GSK’s reporting obligations under the Rule and require the In Scope Supplier or In Scope CMO to confirm that they have taken reasonable steps to assess whether the materials or products supplied to GSK contains 3TG. Where any 3TGs declarations do not confirm that any identified 3TGs in these materials or products either do not come from the covered countries or do come from recycled or scrap sources, GSK sends those remaining In Scope Suppliers and In Scope CMOs a CMRT questionnaire, or otherwise contacts the supplier or CMO to obtain further information.

Whenever a new supplier or CMO is added to the GSK network, the person responsible for the contract must conduct a third-party risk assessment as part of the TPO process and determine whether the materials or products supplied fall within the scope of the Rule and contain 3TGs. If so, the person responsible for the contract must follow the RCOI procedures outlined above. In addition, if an existing In Scope Supplier or In Scope CMO introduces new materials or products into our network, or if the composition of existing materials or products are altered, the person responsible for the contract must determine if the modified materials or products contain 3TGs and, if they do, follow the procedures outlined above.

Supply Chain Engagement

We expect our suppliers, our CMOs and their respective suppliers to exercise due diligence around the source and chain of custody of 3TGs used in materials or products they supply to us and this expectation is communicated to such parties through our public policy statement on working with third parties and  our Conflict Minerals  Statement (as defined below). Any existing suppliers or CMOs sourcing 3TGs in a manner that benefits armed groups in the covered countries are contractually obligated to identify alternative sources; a failure to do so will result in termination of the applicable supply agreement. Any new or renewed supply agreements entered into by GSK with suppliers and CMOs seek confirmation that any 3TGs supplied to GSK do not benefit armed groups in the covered countries.

Grievance Mechanism

We have longstanding grievance mechanisms for employees, suppliers and CMOs to report potential concerns or violations of GSK policies, including our policies regarding 3TGs. These mechanisms include direct reporting to an employee’s line manager, Human Resources, Global Ethics and Compliance, or Legal representative. Alternatively, concerns or violations may be reported using telephone, internet or postal reporting channels. These channels are managed independently of GSK, are available globally and allow for reports to be kept anonymous if the local laws and regulations permit it.

Communication

GSK maintains a public statement describing in detail its position regarding 3TGs and its procedures for addressing 3TGs issues (the “GSK Conflict Minerals Statement”).  GSK’s company statement relating to 3TGs is available at: https://www.gsk.com/media/4859/conflict-minerals.pdf.

4.2 Identify and Assess Risk in the Supply Chain

As discussed above, we monitor the materials provided by In Scope Suppliers and In Scope CMOs that provide GSK with materials or products to determine whether such materials or products contain 3TGs. We review the 3TGs declarations that we receive to determine if the response is complete or if further engagement with the supplier or CMO is required and also follow-up with any non-responsive suppliers or CMOs. We then request that any suppliers or CMOs that supply GSK with materials or products that contain 3TGs to complete the CMRT, provide a certification that any 3TGs necessary to the functionality or production of the product are either not sourced from the covered countries or are from scrap or recycled sources, or otherwise confirm, to the extent possible, the source of the 3TGs in the materials or products provided to GSK.

For 2018, we reviewed any CMRTs or certifications provided to assess the reasonableness of the responses and to determine, to the extent possible, the country of origin of the 3TGs contained in the 2018 covered products. An important component of our supplier and CMO survey process, and an element of the CMRT, is the identification of the smelters and refiners that process the 3TGs used in our products. The CMRT was developed by the RMI, which is an initiative founded by members of the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative. The Responsible Minerals Assurance Process (“RMAP”) of the RMI uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only 3TGs not benefitting armed groups in the covered countries.

For 2018, we reviewed a list of all smelters and refiners identified by any suppliers or CMOs that reported any of the 3TGs contained in the materials or products supplied to GSK are sourced from the covered countries to determine if such smelters or refiners had been validated under the RMAP as “conformant” with the RMAP assessment protocols (“RMAP conformant”). We also reviewed the list of smelters and refiners against information provided by other independent third party audit programs, such as the London Bullion Market Association’s Responsible Gold Program.

4.3 Design and Implement a Strategy to Respond to Risks

GSK’s strategy to respond to identified risks in the supply chain includes reviewing supplier and CMO responses to our above described inquiries for certain red flags. These include the following:

•	The supplier or CMO does not respond to our request despite follow ups.
•	The supplier or CMO provides an incomplete response to our inquiry, or provides inconsistent data within a CMRT or an unclear certification.
•
The supplier or CMO reports that it supplies GSK with materials or products that contain 3TGs that may be sourced from the covered countries, but it has not identified all of the smelters or refiners its supply chain for such materials or products.

•	A smelter or refiner is not listed with the RMI.

We address incomplete, inconsistent or otherwise unsatisfactory responses received from our suppliers or CMOs or a lack of response through an escalation process. This process involves an initial follow up to our original request, and then if the matter is still unresolved it is escalated through the  Steering Committee.

We evaluate our relationships with suppliers and CMOs on an ongoing basis, and one factor that we take into account is the extent to which we believe a supplier or CMO has failed to reasonably comply with our policies and expectations.

We maintain a tracker to document and monitor compliance with our 3TGs Programme and the results of the procedures described in this report. The tracker is reviewed on a regular basis to check if effective monitoring is taking place and our buying and sourcing processes, which include our procedures relating to 3TGs, are periodically audited. The 3TGs Programme and its effectiveness are reviewed on an annual basis.

The results of these procedures, including a list of any suppliers or CMOs with respect to which an RCOI was conducted and the results of the RCOI and subsequent due diligence, are presented to management on a regular basis and the 3TGs Steering Committee on an annual basis.

4.4 Carry out Independent Third Party Audit of Smelters/Refiners Due Diligence Practices

GSK does not have direct relationships with smelters or refiners and does not perform or specify audits of those entities upstream in its supply chain. Instead, GSK relies on information collected and provided by independent third-party audit program, such as the RMAP and the London Bullion Market Association’s Responsible Gold Program.

4.5 Report on Supply Chain Due Diligence

This Conflict Minerals Report, which constitutes our report on our due diligence, is filed with the SEC, and is available on our website at the following link at https://www.gsk.com/en-gb/about-us/policies-codes-and-standards/.

5. Determination

We seek reasonable information about 3TGs smelters and refiners and the mines or locations of origin of 3TGs in our supply chain by reviewing and implementing best practices established in the OECD and other due diligence implementation programs and requesting our suppliers to complete the CMRT, and evaluating supplier responses as described above. We do not directly source 3TGs from smelters, nor do we have direct knowledge of the country of origin and chain of custody of 3TGs in our supply chain. We must therefore rely on our direct suppliers and CMOs for information relating to the source of any 3TGs in the materials and products supplied to us. These suppliers and CMOs in turn must similarly rely on their own suppliers for such information. Based on our due diligence efforts, we do not have sufficient information to conclusively determine the country of origin of all the 3TGs contained in the materials or products supplied to GSK.

For the year ended December 31, 2018, we identified three Applicable Suppliers and 8 Applicable CMOs that provided materials or products that contained 3TGs. Two of these Applicable Suppliers provided unclear responses and we are continuing to follow up with them. However, we have no reason to believe that such suppliers sourced 3TGs from the covered countries. All of the remaining Applicable Suppliers and Applicable CMOs but one responded that either the materials or products they supply to GSK do not contain 3TGs or that the 3TGs contained in the products supplied to GSK do not originate from the covered countries.

This one CMO reported that it received information regarding the source of the 3TGs in the product supplied to GSK from 16 of 21 suppliers, and these suppliers indicated that some of the 3TGs in their respective supply chains are sourced from the covered countries. However, since some of the CMO’s suppliers provide sourcing information on their company-wide supply chain, rather than on the 3TGs actually contained in materials supplied to this CMO, we are unable to trace the chain of custody of any 3TGs specifically contained in our product further up the supply chain to a specific smelter or, in turn, to the mine of origin. Using the data provided by such CMO, and cross-checking against existing RMI smelter lists and London Bullion Market Association’s Responsible Gold Program, we were able to confirm that all but one of the 250 smelters identified as being in their supply chain by this CMO’s suppliers are either currently RMAP conformant or were RMAP conformant until they ceased operations. The country locations of the RMAP conformant identified smelters are listed in Annex I. The one non-RMAP conformant gold smelter (Samduck Precious Metals) is located in the Republic of Korea. We continue to follow up with this CMO regarding the five suppliers that did not provide sourcing information.

GSK is continuing to work with its suppliers and CMOs regarding responsible sourcing practices generally and 3TGs supply chain in particular. We continue to follow up and work with the suppliers that provided unclear responses to our diligence inquiries. Additionally, we intend to encourage any suppliers or CMOs that source 3TGs from smelters that are not RMAP conformant to transition to only sourcing from RMAP conformant smelters.

    In accordance with the Rule, this Report has not been audited.

Cautionary statement regarding forward-looking statements

GSK cautions investors that any forward-looking statements made by GSK, including those made in this Report, are subject to risks and uncertainties that may cause actual outcomes to differ materially from those discussed.

ANNEX I

Metal	Smelter/Refiner Facility Name	Location of Facility
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Metallo Spain S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA